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                               SUBLEASE AGREEMENT

         This Sublease is made as of the 20th day of June, 1996, by and between LIFECARE INVESTMENTS, INC., a Delaware corporation ("Sublessor") and U.S. ALCOHOL TESTING OF AMERICA, INC., a Delaware corporation ("Sublessee").

                          RECITALS AND REPRESENTATIONS

       A. Sublessor is a Tenant under that certain lease agreement dated September 27, 1991 by and between Reynolds Metals Development Company, a Delaware corporation ("Landlord") and Sublessor as Tenant. The lease agreement and existing rules and regulations, if any, are attached hereto and made a part hereof as Exhibit A and referred to as the "Lease".

       B. Sublessor represents and warrants to Sublessee that Exhibit A is a true and complete copy of the Lease, as amended, and that the Lease is in full force and effect; that Sublessor is not now in default under the Lease; and that to the best of its knowledge no act has been committed by either Landlord or Tenant which with the passage of time could lead to a lease default.

       C. The Lease covers the space depicted on Exhibit B attached hereto and made a part hereof being a total of 8,484 +- square feet located at 4517 N.W. 31st Avenue, Fort Lauderdale, FL 33309.

       D. That Sublessor desires to sublease and Sublessee desires to take the premises covered by the Lease which is hereinafter referred to as the Subleased Premises."

                                   AGREEMENTS

         IN CONSIDERATION OF the mutual promises contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows with the intention of being legally bound hereby:

         1. Sublease. Sublessor hereby demises and leases unto Sublessee the Subleased Premises together with all its rights and easements as described in the Lease for a term commencing August 1, 1996 and ending November 30, 2001. Upon sublease execution Sublessee may occupy the Subleased Premises at no cost from August 1, 1996 through December 1, 1996 (the "Rent Free Period"). If the Sublessor's Improvements described in Section 6 below are not completed by December 1, 1996, the Rent Free Period shall be automatically extended to January 1, 1997. Sublessor further assigns to Sublessee any rights to continue as Tenant under the Lease from and after November 30, 2001, exercisable in the absence of uncured monetary default under the Sublease by Sublessee.





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         2.      Lease.   Except as herein specifically provided, this Sublease
is subject to and Sublessee agrees to assume all of the terms and conditions of the Lease and the terms of this Sublease, including such incorporated terms, shall constitute all of the terms and conditions of this Sublease. In the event of any conflict between the terms of this Sublease and the terms of the Lease, the Sublease shall be deemed to be controlling. Sublessor shall have, as against Sublessee, all of the rights granted or reserved in the Lease to the Landlord thereunder; Sublessee shall have, as against Sublessor, all of the rights granted or reserved in the Lease to the Tenant thereunder.

         3. Rental. Except as otherwise provided above, throughout the term of this Sublease, Sublessee agrees to pay to Landlord as its rental obligations for the Subleased Premises those sums identified in the Lease as Monthly Rent, Adjusted Monthly Rent, Common Area Maintenance Charges, Tenant's Share of Real Property Tax, sales or use taxes or excise taxes imposed or levied against the rent by any governmental authority having jurisdiction thereof all as described in and to the extent required by the Lease. Sublessor represents that such amounts, which are itemized on the attached Exhibit "C" currently total $10,793.20 excluding sales taxes but including real estate taxes for the month of June, 1996, and that no additional amounts are owed to Landlord under the Lease. All payments shall be made in advance without deduction or setoff to Reynolds Metals Development Company, 45O1 N.W. 31st Avenue, Fort Lauderdale, Florida 33309, or as otherwise directed by Reynolds Metals Development Company or successor.

         4. Condition Of The Subleased Premises. Sublessee, except as described elsewhere herein, agrees to accept the Subleased Premises in "as is" condition, unfurnished and without telephone system. Sublessor hereby warrants, represents and certifies that the nonstructural portions of the Premises and every part thereof for which the Tenant is responsible pursuant to the first sentence of Section 6.1(a) of the Lease are, and will be when the Sublessee takes possession of the Premises, in good order, condition and repair.

         5. Facilities. All building services and parking shall be provided by the Landlord under the Lease. Sublessor assumes no obligations for providing such services and Sublessee agrees to look solely to the Landlord for the providing of such service. Sublessor hereby assigns to Sublessee any right it may have against Landlord as a result of Landlord's default under the Lease; provided, however, that Sublessor represents that to the best of its knowledge, as of the date hereof, there is no such default presently in existence.

         6. Sublessor Improvements. Sublessor, prior to July 29, 1996, subject to Building Permit approval and issuance and subject





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to concurrence by the Landlord where required by the Lease, shall provide the following improvements in the Subleased Premises substantially completed so as to permit occupancy and conduct of business by Sublessee:

         (a) Install new commercial grade carpet throughout the Subleased Premises except on marble floored central foyer in a single color and quality to be selected by Sublessee.

         (b) Paint ail currently painted walls and doors in a color to be selected by Sublessee.

         (c) Remove certain existing interior walls and repair ceilings, walls and floors as needed as described on the Plan attached hereto as Exhibit "D" and made a part hereof.

         (d) Provide a walkway from the parking area to the entrance on the south side of the Subleased Premises per Code and replace the existing door with a glass entrance door.

         (e) Install a door between office currently occupied by Richard Weissman and the office adjacent to the east.

Sublessor shall (i) complete Improvements described in 6(a) and 6 (b) not later than July 29, 1996 in order to permit timely Sublessee occupancy and conduct of business (For each day therefrom until they are completed, Sublessor hereby gives Sublessee a per diem credit against its rental obligations pursuant to
Section 3 above in the amount of $365.00, commencing with the payments required as of January 1, 1997 with Sublessor being responsible to the Landlord until said credit is completely exhausted) and, (ii) complete Improvements described in 6(c), 6(d), and 6(e) subject to application and issuance of Building Permit but not later than November 30, 1996.

         7. Insurance. Sublessee shall obtain and maintain insurance with the same limits, terms and conditions as required of Tenant under the Lease. Such insurance shall inure to the benefit of Landlord, Sublessor and Sublessee.

         8. Lease Termination. In the event the Lease terminates and this Sublease terminates as a result thereof, then each party shall be released from any liability or obligation under this Sublease arising thereafter except for any amounts unpaid under the Lease as of such termination date.
Notwithstanding the foregoing, if the Lease is terminated as a result of a default by Sublessee of any term of the Lease or of this Sublease, then Sublessee shall indemnify and hold Sublessor free and harmless from any and all liability and damages sustained by Sublessor as a result of the





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termination of the Lease or of this Sublease.  Likewise, Sublessor shall indemnify Sublessee for damages if the Lease terminates through the fault of Sublessor.

         9. Indemnification. Sublessor (and not Sublessee) shall be and remain responsible to Landlord pursuant to the provisions of Section 7 of the First Addendum to the Lease; provided, however, that Sublessee agrees to indemnify and save Landlord and Sublessor harmless from and against any and all losses, etc., as described therein resulting from the use of the Common Areas (as also described therein) by the Sublessee, its customers, employees and invitees.

         10. Quiet Enjoyment. As long as Sublessee is not in default of any provision of this Sublease and Sublessor is not in default under the Lease, Sublessor represents and warrants that Sublessee shall and may peaceably and quietly have, hold and enjoy the Subleased Premises during the Sublease term pursuant to the terms hereof.

         11. Notices. All notices required or permitted to be given hereunder, shall be in writing and sent by United States registered or certified mail, postage prepaid, return receipt request, or by personal delivery or nationally recognized overnight delivery services addressed to the parties as follows:

To Sublessor:  LifeCare Investments, Inc.,
               409 W. Hallandale Beach Boulevard
               Suite 415
               Hallandale, FL 33009
               ATTN:  MICHAEL WEISSMAN, CHAIRMAN & CEO

To Sublessee:  U.S. Alcohol Testing of America, Inc.
               ATTN: ROBERT M. STUTMAN, CEO

         after occupancy:   at the Premises

         before occupancy:  c/o Robert Stutman & Associates
                            450 Washington Street - Suite 302
                            Dedham, MA  02026

         12. Broker. Except for Raintree Properties & Investments, Inc., whose commission shall be paid by Sublessor, and Craig S. Wertkin of Towngrove Realty of Boca, Inc., whose commission shall be paid by Sublessee, Sublessor and Sublessee hereby warrant and represent each to the other that no broker was involved in negotiating or consummating this Sublease and each party hereby indemnifies and holds the other harmless from any and all claims for the brokerage commissions arising out of any communications or negotiations had by such party with any other broker(s) regarding the Subleased Premises and/or the consummations of this Sublease.





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         13.     Contingency.  This Sublease is contingent upon execution of this document by the Landlord consenting to the terms and conditions hereunder. If such execution is not obtained within ten (10) business days after the date hereof, either party can terminate this Sublease upon written notice to the other party.

         14. No Release. Nothing contained in this Sublease Agreement shall relieve Sublessor of its responsibilities under the terms and conditions of the Lease as amended.

         15. Successor And Assign. This Sublease shall bind the parties and their respective successors and assigns.

         16. This Sublease shall be construed and interpreted in accordance with Florida Law, and any disputes between the parties, if not resolved through non-binding mediation before an independent qualified Mediator acceptable to the parties at Fort Lauderdale, Florida with each party bearing their own costs, shall be brought before the 17th Judicial Circuit Court for Broward County, Florida without objection as to jurisdiction or venue by any party.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date and year first above written.

WITNESS                                 LIFECARE INVESTMENTS, INC.
                                        SUBLESSOR


                                        By:
- -----------------------------------        -----------------------------------
                                        Name:    Michael Weissman
- -----------------------------------     Title:   Chairman & Chief
                                                 Executive Officer

WITNESS                                 U.S. ALCOHOL TESTING OF AMERICA,
                                        INC.
                                        SUBLESSEE


                                        By:
- -----------------------------------        -----------------------------------
                                        Name:    Robert M. Stutman
- -----------------------------------     Title:   Chairman and CEO





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                               LANDLORD'S CONSENT


         Landlord hereby:

         (a) Consents to the foregoing Sublease with the understanding that pursuant to Section 12 (Assignment and Subletting), Section 12.1 (Landlord's Consent Required), "Notwithstanding Landlord's consent to subletting, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease."

         (b) Agrees and confirms that the attached Exhibit A constitutes the entire Lease and there are no rules and regulations presently affecting the Subleased Premises;

         (c) Agrees that the Sublessee may continue as Tenant under the Lease (in accordance with its terms and the terms of Paragraph 1 above) from and after November 30, 2001, provided that if Sublessee does so continue, notwithstanding the provisions of (a) above, Sublessor shall have no continuing responsibility thereafter as Tenant under the Lease;

         (d) Agrees that the attached Exhibit C accurately reflects amounts currently owed by Tenant, and no additional amounts are currently owed to Landlord, under the Lease;

         (e) Acknowledges that Tenant is not presently in default under the Lease;

         (f) Expressly consents to the proposed Sublessor Improvements set forth in Paragraph 6 and the provisions of Paragraph 9 above and does not object to any of the other provisions of the foregoing Sublease Agreement; and

         (g) Acknowledges there is no Security Deposit under the Lease applicable to the Subleased Premises.

WITNESS:                                REYNOLDS METAL DEVELOPMENT
                                        COMPANY

                                        By:
- -----------------------------------        -----------------------------------
                                        Name:
- -----------------------------------          ---------------------------------
                                        Title:
                                              --------------------------------
                                        Date: June __, 1996





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